Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. ELECTS

FRANK WILCOX AS CHIEF FINANCIAL OFFICER

Fort Lauderdale, Fla., August 5, 2013 - Universal Insurance Holdings, Inc. (Company) (NYSE MKT: UVE), announced that it has elected Frank Wilcox, formerly vice president—finance, as the Company’s chief financial officer and principal accounting officer effective October 1, 2013. Mr. Wilcox will also serve as the chief financial officer of the Company’s wholly-owned subsidiaries Universal Property & Casualty Insurance Company (UPCIC) and American Platinum Property and Casualty Insurance Company (APPCIC).

Mr. Wilcox succeeds George De Heer, who resigned as chief financial officer and principal accounting officer of the Company and its wholly-owned insurance subsidiaries, UPCIC and APPCIC, effective September 30, 2013, for personal reasons. Following his resignation, Mr. De Heer will be available to the Company through a nine-month consulting agreement. Mr. Wilcox has served as the Company’s vice president – finance since January 2011. Prior to joining the Company, Mr. Wilcox was director, consolidation and SEC reporting at Burger King Corporation from 2006 to 2011. From 2000 to 2006, he served as senior vice president, controller at BankUnited. Earlier in his career he served in various capacities within the financial services industry, which included a role as an auditor at a large public accounting firm. Mr. Wilcox was licensed as a certified public accountant in New York from 1989 to 1992.

“Over his career, Frank has taken on financial roles of increasing responsibility and has garnered significant public company experience, which positions him well to serve as our Company’s CFO. Further, as an integral member of our finance team for more than two years, he has already contributed to the Company’s success. I look forward to working closely with him in his new role as CFO,” said Sean P. Downes, president and chief executive officer. “Meanwhile, we appreciate George’s efforts during his tenure at our Company and wish him well in the future. We also look forward to working with him on a consulting basis following his departure as CFO.”

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Universal Insurance Holdings, Inc.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the quarter ended March 31, 2013.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com